Exhibit 99.1

Stronghold Digital Mining Reaches Hash Rate Milestone of 3.0 EH/s

NEW YORK, May 30, 2023 – Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, the “Company”, or “we”) today provided an operational update on its Bitcoin mining operations:

Bitcoin Mining

Over Memorial Day weekend, Stronghold’s Bitcoin mining operations achieved a hash rate of 3.0 EH/s. Stronghold achieved this milestone approximately one month earlier than expected. Of the 3.0 EH/s, approximately 80% is wholly owned by the Company and not subject to a profit share. During the second half of May 2023, the Company received the 5,000 MicroBT Whatsminer M50 Bitcoin mining rigs related to its previously announced miner purchase. This was in addition to the initial 2,000 Avalon 1246 Bitcoin mining rigs associated with the Company’s previously announced Canaan Bitcoin Mining Agreement that were delivered in early May. Stronghold expects to receive the remaining 2,000 Avalon 1346 Bitcoin mining rigs pursuant to the Canaan Bitcoin Mining Agreement in June 2023. During May 2023, Stronghold expects to earn over 220 Bitcoin through its mining operations, a sequential increase of approximately 23% from its 179 Bitcoin mined during April 2023.

The Company continues to actively evaluate incremental opportunities, representing over 1 EH/s, to fill its remaining data center slots. While no assurances can be made that Stronghold will be able to consummate any of these transactions, the Company continues to believe that it will be able to fill its existing 4 EH/s of data center capacity by the end of the third quarter of 2023. Beyond the 4 EH/s of data center capacity at the Company’s wholly owned Scrubgrass and Panther Creek plants, Stronghold is also currently evaluating opportunities to deploy its additional 25 MW of end-to-end data center equipment that it owns in inventory. This includes 20 proprietary StrongBox containers and the transformers, breakers, and switchgear to support them.

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass and Panther Creek plants, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release, including guidance, constitute “forward-looking statements.” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements and the business prospects of Stronghold are subject to a number of risks and uncertainties that may cause Stronghold’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things: the hybrid nature of our business model, which is highly dependent on the price of Bitcoin; our dependence on the level of demand and financial performance of the crypto asset industry; our ability to manage growth, business, financial results and results of operations; uncertainty regarding our evolving business model; our ability to retain management and key personnel and the integration of new management; our ability to raise capital to fund business growth; our ability to maintain sufficient liquidity to fund operations, growth and acquisitions; our substantial indebtedness and its effect on our results of operations and our financial condition; uncertainty regarding the outcomes of any investigations or proceedings; our ability to enter into purchase agreements, acquisitions and financing transactions; public health crises, epidemics, and pandemics such as the coronavirus pandemic; our ability to procure crypto asset mining equipment from foreign-based suppliers; our ability to maintain our relationships with our third party brokers and our dependence on their performance; our ability to procure crypto asset mining equipment; developments and changes in laws and regulations, including increased regulation of the crypto asset industry through legislative action and revised rules and standards applied by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act and the Investment Company Act; the future acceptance and/or widespread use of, and demand for, Bitcoin and other crypto assets; our ability to respond to price fluctuations and rapidly changing technology; our ability to operate our coal refuse power generation facilities as planned; our ability to remain listed on a stock exchange and maintain an active trading market; our ability to avail ourselves of tax credits for the clean-up of coal refuse piles; and legislative or regulatory changes, and liability under, or any future inability to comply with, existing or future energy regulations or requirements. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed on April 3, 2023. Any forward-looking statement or guidance speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements or guidance, whether because of new information, future events, or otherwise.

Investor Contact:

Matt Glover or Alex Kovtun
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com